Exhibit 31.2

CERTIFICATIONS

     I, Robert A. Hildebrand, certify that:

1.	I have reviewed the report being filed on Form 10-QSB by Green Energy Holding Corp.;

2.
Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

3.
Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of Green Energy Holding Corp. as of, and for, the periods presented  in the report;

4.
I and the other certifying officer are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in Regulation 13a-14 of the Securities Exchange Act of 1934) for Green Energy Holding Corp. and have:

i.
Designed such disclosure controls and procedures to ensure that  material information relating to Green Energy Holding Corp. including its consolidated subsidiaries, is made known to us by others within  those entities, particularly during the  period in which the periodic reports are being prepared;

ii.	Evaluated the effectiveness of Green Energy Holding Corp.'s disclosure controls and procedures as of a date within 90 days prior to the filing date of the report ("Evaluation Date"); and

iii.	Presented in the report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.
I and the other certifying officer have disclosed, based on our most recent evaluation, to the Green Energy Holding Corp. auditors and the audit committee of the board of directors (or persons fulfillingthe equivalent function):

i.
All significant deficiencies in the design or operation of internal controls which could adversely affect Green Energy Holding Corp.'s ability to record, process, summarize and reportfinancial data and have identified Green Energy Holding Corp.'s auditors any material    weaknesses in internal controls; and

ii.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

6.
I and the other certifying officer have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date ofour most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: February 12, 2008
                   /s/ Robert A. Hildebrand
                                                               Robert A. Hildebrand,
                                                                  Chief Financial Officer